                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Newfield Exploration Company (the "Company") of our name, which is set forth in "Item 2. Properties" of the Annual Report on Form 10-K of the Company for the year ended December 31, 1998. We also hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3.


                                       /s/ Ryder Scott Company
                                           Petroleum Engineers

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS


June 25, 1999